Exhibit 1.1

PEPSICO, INC.

4.400% Senior Notes due 2027
4.450% Senior Notes due 2028
4.600% Senior Notes due 2030
5.000% Senior Notes due 2035

TERMS AGREEMENT

February 5, 2025

To:	PepsiCo, Inc. 700 Anderson Hill Road Purchase, New York 10577

Ladies and Gentlemen:

We understand that PepsiCo, Inc., a North Carolina corporation (the “Company”), proposes to issue and sell $500,000,000 of its 4.400% Senior Notes due 2027 (the “2027 Notes”), $750,000,000 of its 4.450% Senior Notes due 2028 (the “2028 Notes”), $1,000,000,000 of its 4.600% Senior Notes due 2030 (the “2030 Notes”) and $1,250,000,000 of its 5.000% Senior Notes due 2035 (the “2035 Notes,” and together with the 2027 Notes, 2028 Notes and 2030 Notes, the “Underwritten Securities”), subject to the terms and conditions stated herein and in the PepsiCo, Inc. Underwriting Agreement Standard Provisions dated as of November 18, 2019 incorporated by reference to Exhibit 1.2 to the Company’s Registration Statement on Form S-3 (File No. 333-277003) filed with the Securities and Exchange Commission on February 12, 2024 (the “Standard Provisions”). Each of the applicable provisions in the Standard Provisions (including defined terms) is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. We, the underwriters named below (the “Underwriters”), offer to purchase, severally and not jointly, the amount of Underwritten Securities opposite our names set forth below at a purchase price equal to 99.848% of the principal amount thereof for the 2027 Notes, 99.733% of the principal amount thereof for the 2028 Notes, 99.482% of the principal amount thereof for the 2030 Notes and 99.425% of the principal amount thereof for the 2035 Notes.

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	Principal Amount of
Underwriters	2027 Notes	2028 Notes	2030 Notes	2035 Notes
BNP Paribas Securities Corp.	$100,000,000	$150,000,000	$200,000,000	$250,000,000
Deutsche Bank Securities Inc.	100,000,000	150,000,000	200,000,000	250,000,000
Goldman Sachs & Co. LLC	100,000,000	150,000,000	200,000,000	250,000,000
Morgan Stanley & Co. LLC	100,000,000	150,000,000	200,000,000	250,000,000
HSBC Securities (USA) Inc.	20,000,000	30,000,000	40,000,000	50,000,000
Mizuho Securities USA LLC	20,000,000	30,000,000	40,000,000	50,000,000
Barclays Capital Inc.	12,500,000	18,750,000	25,000,000	31,250,000
SG Americas Securities, LLC	12,500,000	18,750,000	25,000,000	31,250,000
Blaylock Van, LLC	5,000,000	7,500,000	10,000,000	12,500,000
Drexel Hamilton, LLC	5,000,000	7,500,000	10,000,000	12,500,000
Mischler Financial Group, Inc.	5,000,000	7,500,000	10,000,000	12,500,000
R. Seelaus & Co., LLC	5,000,000	7,500,000	10,000,000	12,500,000
Samuel A. Ramirez & Company, Inc.	5,000,000	7,500,000	10,000,000	12,500,000
Standard Chartered Bank	5,000,000	7,500,000	10,000,000	12,500,000
U.S. Bancorp Investments, Inc.	5,000,000	7,500,000	10,000,000	12,500,000
Total	$500,000,000	$750,000,000	$1,000,000,000	$1,250,000,000

The Underwriters agree to reimburse the Company for $1,462,500 of its expenses incurred in connection with the offering of the Underwritten Securities; such reimbursement to occur simultaneously with the purchase and sale of the Underwritten Securities at the Closing Time.

Section 9(f) of the Standard Provisions shall apply to this Agreement.

For purposes of Section 21 of the Standard Provisions, the identified provisions are: (i) the fifth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (ii) the third sentence of the seventh paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; (iii) the eighth paragraph of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus; and (iv) the eleventh and twelfth paragraphs of text under the caption “Underwriting” in such preliminary prospectus, Time of Sale Prospectus and the Prospectus.

The undersigned are acting as the “Representative” under the Standard Provisions (the “Representatives”). The Representatives represent and warrant that they are duly authorized to execute and deliver this Terms Agreement on behalf of the several Underwriters named above.

The signature of any signatory to this Agreement may be manual or facsimile (including, for the avoidance of doubt, electronic).

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The Underwritten Securities and the offering thereof shall have the following additional terms:

Issuer:	PepsiCo, Inc.
Trade Date:	February 5, 2025
Time of Sale:	3:25 P.M. New York time on the Trade Date
Settlement Date (T+2):	February 7, 2025
Closing Time:	9:00 A.M. New York time on the Settlement Date
Closing Location:	New York, New York
Time of Sale Prospectus:	Base prospectus dated February 12, 2024, preliminary prospectus supplement dated February 5, 2025 and free writing prospectus dated February 5, 2025
Title of Securities:	4.400% Senior Notes due 2027	4.450% Senior Notes due 2028	4.600% Senior Notes due 2030	5.000% Senior Notes due 2035
Aggregate Principal Amount Offered:	$500,000,000	$750,000,000	$1,000,000,000	$1,250,000,000
Maturity Date:	February 7, 2027	February 7, 2028	February 7, 2030	February 7, 2035
Interest Payment Dates:	Semi-annually in arrears on each February 7 and August 7, commencing August 7, 2025	Semi-annually in arrears on each February 7 and August 7, commencing August 7, 2025	Semi-annually in arrears on each February 7 and August 7, commencing August 7, 2025	Semi-annually in arrears on each February 7 and August 7, commencing August 7, 2025
Benchmark Treasury:	4.125% due January 31, 2027	4.250% due January 15, 2028	4.250% due January 31, 2030	4.250% due November 15, 2034
Benchmark Treasury Yield:	4.181%	4.195%	4.238%	4.416%
Spread to Treasury:	+22 basis points	+27 basis points	+40 basis points	+60 basis points
Re-offer Yield:	4.401%	4.465%	4.638%	5.016%
Coupon:	4.400%	4.450%	4.600%	5.000%
Price to Public:	99.998%	99.958%	99.832%	99.875%
Optional Redemption:	Prior to February 7, 2027, make-whole call at Treasury Rate plus 5 basis points	Prior to January 7, 2028, make-whole call at Treasury Rate plus 5 basis points; par call at any time on or after January 7, 2028	Prior to January 7, 2030, make-whole call at Treasury Rate plus 10 basis points; par call at any time on or after January 7, 2030	Prior to November 7, 2034, make-whole call at Treasury Rate plus 10 basis points; par call at any time on or after November 7, 2034
Net Proceeds to PepsiCo (Before Expenses):	$499,240,000	$747,997,500	$994,820,000	$1,242,812,500
Use of Proceeds:	PepsiCo intends to use the net proceeds from this offering for general corporate purposes, including the repayment of commercial paper.
Day Count Fraction:	30/360	30/360	30/360	30/360
CUSIP / ISIN:	713448 GD4 / US713448GD49	713448 GA0 / US713448GA00	713448 GB8 / US713448GB82	713448 GC6 / US713448GC65
Minimum Denomination:	$2,000 and integral multiples of $1,000

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Joint Book-Running Managers:	BNP Paribas Securities Corp. Deutsche Bank Securities Inc. Goldman Sachs & Co. LLC Morgan Stanley & Co. LLC
Senior Co-Managers:	HSBC Securities (USA) Inc. Mizuho Securities USA LLC Barclays Capital Inc. SG Americas Securities, LLC
Co-Managers:	Blaylock Van, LLC Drexel Hamilton, LLC Mischler Financial Group, Inc. R. Seelaus & Co., LLC Samuel A. Ramirez & Company, Inc. Standard Chartered Bank U.S. Bancorp Investments, Inc.
Address for Notices to the Representatives:

BNP Paribas Securities Corp.
787 Seventh Avenue
New York, NY 10019
Attention: Debt Syndicate Desk
Email: DL.US.Syndicate.Support@us.bnpparibas.com

Deutsche Bank Securities Inc.
1 Columbus Circle
New York, New York 10019
Attention: Debt Capital Markets Syndicate, with a copy to General Counsel
Email: dbcapmarkets.gcnotices@list.db.com

Goldman Sachs & Co. LLC
200 West Street
New York, New York 10282
Attention: Registration Department
Facsimile: (212) 902-9316
Email: registration-syndops@ny.email.gs.com.

Morgan Stanley & Co. LLC
1585 Broadway, 29th Floor
New York, New York 10036
Attention: Investment Banking Division
Facsimile: (212) 507-8999

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IN WITNESS WHEREOF, the parties hereto have executed this Terms Agreement as of the date first above written.

PEPSICO, INC.

By:	/s/ James T. Caulfield
	Name:	James T. Caulfield
	Title:	Executive Vice President and Chief Financial Officer

By:	/s/ Ada Cheng
	Name:	Ada Cheng
	Title:	Senior Vice President, Finance and Treasurer

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CONFIRMED AND ACCEPTED, as of the date first above written:

BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Goldman Sachs & Co. LLC
Morgan Stanley & Co. LLC

as Representatives of the several Underwriters

By:	BNP Paribas Securities Corp.

	By:	/s/ Rafael Ribeiro
		Name:	Rafael Ribeiro
		Title:	Managing Director

By:	Deutsche Bank Securities Inc.

	By:	/s/ Chris Kulusic
		Name:	Chris Kulusic
		Title:	Managing Director

	By:	/s/ Shamit Saha
		Name:	Shamit Saha
		Title:	Director

By:	Goldman Sachs & Co. LLC

	By:	/s/ Iva Vukina
		Name:	Iva Vukina
		Title:	Managing Director

By:	Morgan Stanley & Co. LLC

	By:	/s/ Julie Blanco
		Name:	Julie Blanco
		Title:	Executive Director

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Schedule I

Time of Sale Prospectus:

1.	Preliminary Prospectus dated February 5, 2025 (including the Base Prospectus dated February 12, 2024)

2.	Any free writing prospectuses approved by the Representatives and filed by the Company under Rule 433(d) under the Securities Act

3.	Final Term Sheet dated February 5, 2025 to be filed by the Company pursuant to Rule 433 under the Securities Act setting forth certain terms of the Underwritten Securities

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